              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of Boole and Babbage, Inc. of our report dated October 27, 1995, with respect to the consolidated financial statements of Boole and Babbage, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
April 19, 1996